Exhibit 99.3

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Purpose

The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors of the Corporation to (1) identify individuals qualified to become Board members, and recommend that the Board select the director nominees for the next annual meeting of shareholders; and (2) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Corporation.

Membership

The Committee shall consist of not less than three and not more than six members of the Board, one of whom shall be designated as the chairperson, appointed by the Board upon its recommendation and upon considering the views of the Executive Committee.  Each appointed member must meet the independence and experience requirements under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.  The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it.

Procedure

Except as expressly provided in this Charter, the by-laws and Corporate Governance Guidelines of the Corporation, or law or regulation, the Committee shall fix its own rules of procedure.

Meetings

The Committee shall meet as often as it determines, but not less frequently than once every fiscal quarter.  The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.  A majority of the Committee members, present in person or by conference telephone or other conferencing equipment, shall constitute a quorum.

Authority, Duties and Responsibilities

• The Committee shall be responsible for the long range planning for the staffing of future Boards and shall  maintain qualification criteria for Board members, and actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board in accordance with the Corporate Governance Guidelines.

• The Committee, jointly with the Compensation Committee, shall approve the compensation of prospective new Board members for approval by the Board.

• The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee and for the Committee’s ordinary administrative expenses necessary to carry out its duties.

• The Committee shall review annually, or more often if appropriate, the qualifications and requirements of the directors who are members, and the structure and performance of committees of the Board, including itself, and make recommendations to the Board, as appropriate.

• The Committee shall review and reassess at least annually the adequacy of the Corporate Governance Guidelines of the Corporation and recommend any proposed changes to the Board for approval.

• The Committee shall make regular reports to the Board, including reporting its actions and recommendations to the Board after each meeting.

• The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

• The Committee shall maintain a Board-approved Code of Business Conduct and Ethics and a Board-approved Code of Ethics for the Principal Executive Officer and Senior Financial Officer, shall recommend changes in them to the Board from time to time as appropriate, and consider any requests for waivers from the Corporation’s Code of Business Conduct Ethics. The Corporation shall make disclosure of such waivers to both the New York Stock Exchange and the Securities and Exchange Commission.

• The Committee shall serve in an advisory capacity to the Board and Chairman of the Board on matters of organizational and governance structure of the Corporation and the conduct of the Board.

• The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.